EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
THIRD QUARTER ENDED SEPTEMBER 30, 2026

•Third quarter net income of $28.0 million;
•Third quarter earnings per diluted common share of $0.93;
•Net interest margin and tax-equivalent net interest margin(1) linked quarter both increased 12 basis points to 2.92% and 3.02%, respectively;
•Annualized return on third quarter average assets of 1.27%;
•Annualized return on third quarter average shareholders’ equity of 12.55% and average tangible common equity(1) of 16.31%; and
•Nonperforming assets remain low at 0.18% of total assets.
Tyler, Texas (October 29, 2026) Southside Bancshares, Inc. (“Southside” or the “Company”) (NYSE: SBSI) today reported its financial results for the quarter ended September 30, 2026.
“We reported excellent financial results for the third quarter ended September 30, 2026, highlighted by earnings per diluted common share of $0.93, a return on average assets of 1.27% and a return on average tangible common equity of 16.31%,” stated Keith Donahoe, President and Chief Executive Officer of Southside. “Linked quarter net interest income increased $3.0 million and the net interest margin(1) increased 12 basis points to 3.02%. Noninterest income declined for the quarter; however, we continue to experience increases in trust fees, largely driven by a 10% year-to-date growth in assets under management, as well as increases in brokerage fees. Asset quality metrics remain solid with declining classified loans and a nonperforming assets to total assets ratio of 0.18%.”
Operating Results for the Three Months Ended September 30, 2026
Net income was $28.0 million for the three months ended September 30, 2026, compared to $4.9 million for the same period in 2025, an increase of $23.1 million, or 469.4%. Earnings per diluted common share were $0.93 for the three months ended September 30, 2026, compared to $0.16 for the same period in 2025, an increase of $0.77, or 481.3%. The increase in net income was driven by the $24.4 million net loss on sale of available for sale (“AFS”) securities during the third quarter of 2025 and, to a lesser extent, increases in net interest income and noninterest income and a decrease in provision for credit losses, partially offset by increases in income tax and noninterest expense. Annualized returns on average assets and average shareholders’ equity for the three months ended September 30, 2026 were 1.27% and 12.55%, respectively, compared to 0.23% and 2.40%, respectively, for the three months ended September 30, 2025. Our efficiency ratio and tax-equivalent efficiency ratio(1) were 53.02% and 51.55%, respectively, for the three months ended September 30, 2026, compared to 54.87% and 52.99%, respectively, for the three months ended September 30, 2025, and 54.42% and 52.96%, respectively, for the three months ended June 30, 2026.
Net interest income for the three months ended September 30, 2026 was $60.3 million, an increase of $4.6 million, or 8.2%, compared to the same period in 2025. The increase in net interest income was primarily due to an increase in average balance of our interest earning assets and a decrease in the average rate paid on our interest bearing liabilities, partially offset by an increase in the average balance of our interest bearing liabilities and a change in the mix of our interest earning assets. Linked quarter, net interest income increased $3.0 million, or 5.2%, compared to $57.3 million for the three months ended June 30, 2026, due primarily to an increase in the average yield of our interest earning assets and, to a lesser extent, an additional day of net interest income in the third quarter ending September 30, 2026 compared to the second quarter ending June 30, 2026.
Our net interest margin and tax-equivalent net interest margin(1) increased to 2.92% and 3.02%, respectively, for the three months ended September 30, 2026, compared to 2.80% and 2.90%, respectively, for the three months ended June 30, 2026, and from 2.81% and 2.94%, respectively, for the same period in 2025.
Noninterest income, excluding the net losses on sales of AFS securities, was $13.7 million and $12.4 million for the three months ended September 30, 2026 and 2025, respectively, an increase of $1.3 million, or 10.7%. The increase was due to increases in trust fees, deposit services and brokerage services income. On a linked quarter basis, noninterest income decreased $0.3 million, or 1.9%, compared to the three months ended June 30, 2026, primarily due to decreases in bank owned life insurance (“BOLI”) income and other noninterest income, partially offset by increases in trust fees, deposit services and brokerage services income during the three months ended September 30, 2026.

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Noninterest expense increased $1.5 million, or 4.0%, to $39.0 million for the three months ended September 30, 2026, compared to $37.5 million for the same period in 2025, primarily due to increases in salaries and employee benefits and software and data processing expense. On a linked quarter basis, noninterest expense increased by $0.3 million, or 0.9%, compared to the three months ended June 30, 2026. The increase was primarily due to an increase in salaries and employee benefits expense and advertising, travel and entertainment, partially offset by a decrease in professional fees and other noninterest expense.
Income tax expense increased $6.1 million, or 3,224.9%, for the three months ended September 30, 2026, compared to the same period in 2025. On a linked quarter basis, income tax expense increased $0.5 million, or 9.4%. Our effective tax rate (“ETR”) increased to 18.3% for the three months ended September 30, 2026, compared to 3.7% for the three months ended September 30, 2025 and 17.6% for the three months ended June 30, 2026. The higher ETR for the three months ended September 30, 2026 compared to the same period in 2025 was due to the impact of the net loss on the sale of AFS securities of $24.4 million recorded during the third quarter of 2025 on our tax-exempt income as a percentage of pre-tax income. On a linked quarter basis, the higher ETR was primarily a result of a decrease in net tax-exempt income as a percentage of pre-tax income, an increase in state income tax expense as a percentage of pre-tax income and a discrete tax benefit recorded in the second quarter in connection with equity award transactions.
Operating Results for the Nine Months Ended September 30, 2026
Net income was $78.1 million for the nine months ended September 30, 2026, compared to $48.2 million for the same period in 2025, an increase of $29.8 million, or 61.9%. Earnings per diluted common share were $2.61 for the nine months ended September 30, 2026, compared to $1.59 for the same period in 2025, an increase of $1.02, or 64.2%. The increase in net income was driven by the net loss on the sale of AFS securities during the third quarter of 2025 and, to a lesser extent, increases in net interest income and noninterest income and a decrease in provision for credit losses, partially offset by increases in income tax and noninterest expense. Returns on average assets and average shareholders’ equity for the nine months ended September 30, 2026 were 1.20% and 11.96%, respectively, compared to 0.77% and 7.89%, respectively, for the nine months ended September 30, 2025. Our efficiency ratio and tax-equivalent efficiency ratio(1) were 54.60% and 53.13%, respectively, for the nine months ended September 30, 2026, compared to 55.84% and 53.89%, respectively, for the nine months ended September 30, 2025.
Net interest income was $175.3 million for the nine months ended September 30, 2026, compared to $163.8 million for the same period in 2025, an increase of $11.5 million, or 7.0%, due to an increase in the average balance of our interest earning assets and a decrease in the average rate paid on our interest bearing liabilities, partially offset by an increase in the average balance of our interest bearing liabilities and a decrease in the yield on our interest earning assets.
Our net interest margin and tax-equivalent net interest margin(1) increased to 2.88% and 2.97%, respectively, for the nine months ended September 30, 2026, compared to 2.79% and 2.92%, respectively, for the same period in 2025.
Noninterest income, excluding the net losses on sale of AFS securities, was $40.3 million for the nine months ended September 30, 2026, compared to $35.3 million for the same period in 2025, an increase of $5.0 million, or 14.2%. The increase was due to increases in each noninterest income category with the exception of gain on sale of loans.
Noninterest expense was $118.3 million for the nine months ended September 30, 2026, compared to $113.9 million for the same period in 2025, an increase of $4.4 million, or 3.9%. The increase was primarily due to increases in salaries and employee benefits expense, software and data processing expense and loss on redemption of subordinated notes, partially offset by a decrease in other noninterest expense.
Income tax expense increased $7.4 million, or 77.2%, for the nine months ended September 30, 2026, compared to the same period in 2025. Our ETR was approximately 17.9% and 16.6% for the nine months ended September 30, 2026 and 2025, respectively. The higher ETR for the nine months ended September 30, 2026, as compared to the same period in 2025, was primarily due to a decrease in net tax-exempt income as a percentage of pre-tax income.
Balance Sheet Data
At September 30, 2026, Southside had $8.87 billion in total assets, compared to $8.51 billion at December 31, 2025 and $8.38 billion at September 30, 2025.
Loans at September 30, 2026 were $4.96 billion, an increase of $193.4 million, or 4.1%, compared to $4.77 billion at September 30, 2025. Linked quarter, loans increased $9.1 million, or 0.2%, due to increases of $42.6 million in commercial loans, $10.1 million in municipal loans, $8.8 million in 1-4 family residential loans and $7.8 million in commercial real estate loans. These increases were partially offset by decreases of $57.1 million in construction loans, $1.8 million in commercial owner-occupied loans and $1.3 million in loans to individuals.
Securities at September 30, 2026 were $2.83 billion, an increase of $275.2 million, or 10.8%, compared to $2.56 billion at September 30, 2025. Linked quarter, securities increased $49.3 million, or 1.8%, from $2.78 billion at June 30, 2026.
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Deposits at September 30, 2026 were $6.01 billion, a decrease of $947.8 million, or 13.6%, compared to $6.96 billion at September 30, 2025, primarily due to a decrease of $841.3 million in brokered deposits and a decrease of $154.1 million in public funds deposits, partially offset by an increase of $47.6 million in retail deposits. Linked quarter, deposits decreased $155.6 million, or 2.5%, compared to $6.17 billion at June 30, 2026, due to a decrease in public fund deposits of $200.2 million and a decrease in commercial and retail deposits of $4.8 million, partially offset by an increase in brokered deposits of $49.4 million.
At September 30, 2026, we had 178,615 total deposit accounts with an average balance of $33,000. Our estimated uninsured deposits were 41.8% of total deposits as of September 30, 2026. When excluding affiliate deposits (Southside-owned deposits) and public fund deposits (all collateralized), our total estimated deposits without insurance or collateral was 26.8% as of September 30, 2026. Our noninterest bearing deposits represent approximately 23.3% of total deposits. Linked quarter, our cost of interest bearing deposits decreased four basis points from 2.49% in the prior quarter to 2.45%. Linked quarter, our cost of total deposits decreased five basis points from 1.94% in the prior quarter to 1.89%.
Our cost of interest bearing deposits decreased 30 basis points, from 2.83% for the nine months ended September 30, 2025, to 2.53% for the nine months ended September 30, 2026. Our cost of total deposits decreased 27 basis points, from 2.26% for the nine months ended September 30, 2025, to 1.99% for the nine months ended September 30, 2026.
Capital Resources and Liquidity
Our capital ratios and contingent liquidity sources remain solid. During the third quarter ended September 30, 2026, we did not repurchase any shares of our outstanding common stock pursuant to our Stock Repurchase Plan (the “Plan”). Under the Plan, repurchases of our outstanding common stock may be carried out in open market purchases, privately negotiated transactions or pursuant to any trading plan that might be adopted in accordance with Rule 10b5-1 of The Securities Exchange Act of 1934, as amended. The Company has no obligation to repurchase any shares under the Plan and may modify, suspend or discontinue the Plan at any time. As of September 30, 2026, approximately 0.8 million authorized shares remained available for repurchase pursuant to the Plan. Subsequent to September 30, 2026 and through October 26, 2026, we purchased 36,474 shares at an average price of $30.00 pursuant to the Plan.
As of September 30, 2026, our total available contingent liquidity, net of current outstanding borrowings, was $1.86 billion, consisting of FHLB advances, Federal Reserve Discount Window and correspondent bank lines of credit.
Asset Quality
Nonperforming assets at September 30, 2026 were $15.8 million, or 0.18% of total assets, an increase of $6.0 million, or 61.6%, from $9.8 million, or 0.11% of total assets, at June 30, 2026, due largely to a $5.2 million commercial real estate loan past due over 90 days in the third quarter of 2026 that subsequently paid off in full on October 1, 2026. Nonperforming assets decreased $19.8 million, or 55.5%, compared to $35.6 million, or 0.42% of total assets, at September 30, 2025, due primarily to a decrease of $27.5 million in restructured loans. The decrease in restructured loans was due to the payoff of a $27.5 million restructured commercial real estate loan in the first quarter of 2026 that was originally restructured with an extension of maturity in the first quarter of 2025 to allow for an extended lease up period. Classified loans totaled $245.2 million on September 30, 2026, compared to $260.1 million at June 30, 2026 and $176.9 million at December 31, 2025.
The allowance for loan losses totaled $46.9 million, or 0.94% of total loans, at September 30, 2026, compared to $45.6 million, or 0.92% of total loans, at June 30, 2026. The allowance for loan losses was $45.3 million, or 0.95% of total loans, at September 30, 2025.
For the three months ended September 30, 2026, we recorded a provision for credit losses for loans of $0.9 million, compared to $1.7 million for the three months ended September 30, 2025, and a reversal of provision for credit losses for loans of $24,000 for the three months ended June 30, 2026. Net recoveries were $0.3 million for the three months ended September 30, 2026, compared to net charge-offs of $0.8 million and $0.3 million for the three months ended September 30, 2025 and June 30, 2026, respectively. We recorded a provision for credit losses for loans of $1.9 million and $2.4 million for the nine months ended September 30, 2026 and 2025, respectively. Net charge-offs were $0.2 million for the nine months ended September 30, 2026, compared to $2.0 million for the nine months ended September 30, 2025.
We recorded a reversal of provision for credit losses on off-balance-sheet credit exposures of $0.2 million and $0.6 million for the three months ended September 30, 2026 and 2025, respectively, compared to a provision of $0.1 million for the three months ended June 30, 2026. The balance of the allowance for off-balance-sheet credit exposures was $3.5 million and $3.1 million at September 30, 2026 and 2025, respectively, and is included in other liabilities. We recorded a provision for credit losses for off-balance-sheet credit exposures of $0.3 million and $8,000 for the nine months ended September 30, 2026 and 2025, respectively.
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Dividend
Southside Bancshares, Inc. declared a third quarter cash dividend of $0.37 per share on August 6, 2026, which was paid on September 3, 2026, to all shareholders of record as of August 20, 2026.
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(1) Refer to “Non-GAAP Financial Measures” below and to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for more information and for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Conference Call
Southside's management team will host a conference call to discuss its third quarter ended September 30, 2026 financial results on Thursday, October 29, 2026 at 11:00 a.m. CDT. The conference call can be accessed by webcast, for listen-only mode, on the company website, https://investors.southside.com, under Events.
Those interested in participating in the question and answer session, or others who prefer to call-in, can register at https://events.q4inc.com/analyst/284984310?pwd=CfM4gE30 to receive the dial-in number and unique code to access the conference call seamlessly. While not required, it is recommended that those wishing to participate, register 10 minutes prior to the conference call to ensure a more efficient registration process.
For those unable to attend the live event, a webcast recording will be available on the company website, https://investors.southside.com, for at least 30 days, beginning approximately two hours following the conference call.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include return on average tangible common equity and the following fully taxable-equivalent measures (“FTE”): (i) Net interest income (FTE), (ii) net interest margin (FTE), (iii) net interest spread (FTE), and (iv) efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.
Return on average tangible common equity. Return on average tangible common equity is a non-GAAP measure that calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently.
Net interest income (FTE), net interest margin (FTE) and net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments and is not permitted under GAAP in the consolidated statements of income. We believe that this measure is the preferred industry measurement of net interest income and that it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax-equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization expense on intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding net gain (loss) on sale of securities available for sale and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.
Management believes that (i) adjusting return on average shareholders’ equity for the impact of intangible assets and their related amortization and (ii) adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis are standard practices in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reflected in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables.
A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

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About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $8.87 billion in assets as of September 30, 2026, that owns 100% of Southside Bank. Southside Bank currently has 55 branches in Texas and operates a network of 71 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at https://investors.southside.com. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data. To receive email notification of company news, events and stock activity, please register on the website under Resources and Investor Email Alerts. Questions or comments may be directed to Lindsey Bailes at (903) 630-7965, or lindsey.bailes@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this press release and in other written materials, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “might,” “will,” “would,” “seek,” “intend,” “probability,” “risk,” “goal,” “target,” “objective,” “plans,” “potential,” and similar expressions. Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements. For example, trends in asset quality, capital, liquidity, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies and earnings from growth and certain market risk disclosures, including the impact of interest rates and our expectations regarding rate changes, tax reform, inflation, tariffs, the impacts related to or resulting from other economic factors are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future. Accordingly, our results could materially differ from those that have been estimated. The most significant factors that could cause future results to differ materially from those anticipated by our forward-looking statements include: general economic conditions in our markets, including the ongoing impact of higher inflation levels, including higher energy and gas prices, interest rate fluctuations, including the impact of changes in interest rates on our financial projections, models and guidance, as well as the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment and increasing insurance costs, as well as the financial stress to borrowers as a result of the foregoing, all of which could impact economic growth and could cause a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations, and our ability to manage liquidity in a rapidly changing and unpredictable market; the extensive regulations the Company is subject to and legislative and regulatory changes; the Company’s ability to successfully execute its business strategy, including risks related to potential acquisitions; the Company’s ability to innovate, to anticipate the needs of our current and future customers and to manage increased or expanded competition from banks and other financial service providers in its markets; the Company’s ability to effectively manage information technology systems, including third party vendors, cyber or data privacy incidents or other failures, outages, disruptions or security breaches; the Company’s ability to use technology to provide products and services to its customers, including the use of artificial intelligence; adverse developments in the banking industry and the potential impact of such developments on customer confidence, liquidity and regulatory responses to these developments, including in the context of regulatory examinations and related findings and actions; negative press and social media attention with respect to the banking industry or the Company, in particular; claims, litigation or regulatory investigations and actions that the Company may become subject to; the failure to identify, attract and retain key personnel and other employees and to engage in adequate succession planning; the Company’s recent executive transition; and the additional risks included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, under “Part I - Item 1. Forward Looking Information” and “Part I - Item 1A. Risk Factors” and in the Company’s other filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	As of
	2026			2025
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
ASSETS
Cash and due from banks	$69,245	$74,731	$72,997	$81,080	$90,519
Interest earning deposits	316,002	301,916	296,986	302,906	365,263
Federal funds sold	51,138	20,609	17,490	5,800	11,130
Securities available for sale, at estimated fair value	1,623,499	1,569,836	1,647,379	1,456,219	1,292,431
Securities held to maturity, at net carrying value	1,207,495	1,211,900	1,220,641	1,247,477	1,263,401
Total securities	2,830,994	2,781,736	2,868,020	2,703,696	2,555,832
Federal Home Loan Bank stock, at cost	43,659	45,277	16,372	14,062	9,359
Loans held for sale	969	341	1,478	1,332	497
Loans	4,958,689	4,949,567	4,946,161	4,817,991	4,765,289
Less: Allowance for loan losses	(46,858)	(45,595)	(45,963)	(45,100)	(45,294)
Net loans	4,911,831	4,903,972	4,900,198	4,772,891	4,719,995
Premises & equipment, net	156,377	156,885	154,318	152,293	147,187
Goodwill	201,116	201,116	201,116	201,116	201,116
Other intangible assets, net	650	759	880	1,012	1,161
Bank owned life insurance	147,206	146,263	145,991	145,125	139,697
Other assets	135,871	130,109	126,336	133,277	141,404
Total assets	$8,865,058	$8,763,714	$8,802,182	$8,514,590	$8,383,160

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,403,933	$1,406,487	$1,374,190	$1,433,129	$1,411,764
Interest bearing deposits	4,609,854	4,762,908	5,500,303	5,432,030	5,549,823
Total deposits	6,013,787	6,169,395	6,874,493	6,865,159	6,961,587
Other borrowings and Federal Home Loan Bank borrowings	1,695,355	1,415,635	671,466	419,793	200,706
Subordinated notes, net of unamortized debt issuance costs	147,635	147,587	147,541	239,678	239,601
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,283	60,282	60,280	60,279	60,278
Other liabilities	105,114	88,351	193,540	82,066	86,138
Total liabilities	8,022,174	7,881,250	7,947,320	7,666,975	7,548,310
Shareholders' equity	842,884	882,464	854,862	847,615	834,850
Total liabilities and shareholders' equity	$8,865,058	$8,763,714	$8,802,182	$8,514,590	$8,383,160

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars and shares in thousands, except per share data)

	Three Months Ended
	2026			2025
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
Income Statement:
Total interest and dividend income	$106,870	$103,920	$102,256	$102,328	$101,896
Total interest expense	46,574	46,586	44,567	45,080	46,178
Net interest income	60,296	57,334	57,689	57,248	55,718
Provision for (reversal of) credit losses	747	83	1,410	581	1,092
Net interest income after provision for (reversal of) credit losses	59,549	57,251	56,279	56,667	54,626
Noninterest income
Deposit services	6,607	6,389	5,931	6,415	6,069
Net gain (loss) on sale of securities available for sale	—	—	—	(7,321)	(24,395)
Gain (loss) on sale of loans	96	56	118	122	164
Trust fees	2,663	2,404	2,202	2,148	2,081
Bank owned life insurance	944	1,475	986	1,134	871
Brokerage services	1,540	1,403	1,363	1,348	1,172
Other	1,883	2,277	1,996	1,732	2,048
Total noninterest income (loss)	13,733	14,004	12,596	5,578	(11,990)
Noninterest expense
Salaries and employee benefits	23,742	22,973	24,332	22,816	22,803
Net occupancy	3,556	3,707	3,459	3,715	3,761
Advertising, travel & entertainment	1,194	876	1,043	1,147	907
ATM expense	332	325	430	319	444
Professional fees	1,345	1,662	1,485	1,343	1,451
Software and data processing	3,317	3,151	3,097	2,859	2,770
Communications	292	281	287	273	321
FDIC insurance	993	955	937	937	920
Amortization of intangibles	109	121	132	149	172
Loss on redemption of subordinated notes	—	—	791	—	—
Other	4,142	4,625	4,583	3,919	3,985
Total noninterest expense	39,022	38,676	40,576	37,477	37,534
Income before income tax expense	34,260	32,579	28,299	24,768	5,102
Income tax expense	6,284	5,742	5,040	3,781	189
Net income	$27,976	$26,837	$23,259	$20,987	$4,913

Common Share Data:
Weighted-average basic shares outstanding	29,810	29,769	29,734	29,863	30,067
Weighted-average diluted shares outstanding	29,905	29,877	29,832	29,943	30,135
Common shares outstanding end of period	29,817	29,803	29,752	29,723	30,066
Earnings per common share
Basic	$0.94	$0.90	$0.78	$0.70	$0.16
Diluted	0.93	0.90	0.78	0.70	0.16
Book value per common share	28.27	29.61	28.73	28.52	27.77
Tangible book value per common share	21.50	22.84	21.94	21.72	21.04
Cash dividends paid per common share	0.37	0.36	0.36	0.36	0.36

Selected Performance Ratios:
Return on average assets	1.27%	1.23%	1.10%	0.99%	0.23%
Return on average shareholders’ equity	12.55	12.33	10.96	9.85	2.40
Return on average tangible common equity (1)	16.31	16.09	14.39	13.03	3.28
Average yield on earning assets (FTE) (1)	5.27	5.17	5.26	5.24	5.27
Average rate on interest bearing liabilities	2.91	2.91	2.88	2.93	3.01
Net interest margin (FTE) (1)	3.02	2.90	3.01	2.98	2.94
Net interest spread (FTE) (1)	2.36	2.26	2.38	2.31	2.26
Average earning assets to average interest bearing liabilities	129.15	128.08	127.84	129.69	129.13
Noninterest expense to average total assets	1.77	1.77	1.92	1.76	1.78
Efficiency ratio (FTE) (1)	51.55	52.96	54.98	52.28	52.99
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-8

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2026			2025
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
Nonperforming Assets:	$15,835	$9,798	$9,728	$38,243	$35,608
Nonaccrual loans	10,304	9,630	9,559	10,486	7,955
Accruing loans past due more than 90 days	5,155	—	—	—	—
Restructured loans	45	47	34	27,509	27,501
Other real estate owned	331	116	128	248	128
Repossessed assets	—	5	7	—	24

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.21%	0.19%	0.19%	0.22%	0.17%
Ratio of nonperforming assets to:
Total assets	0.18	0.11	0.11	0.45	0.42
Total loans	0.32	0.20	0.20	0.79	0.75
Total loans and OREO	0.32	0.20	0.20	0.79	0.75
Ratio of allowance for loan losses to:
Nonaccruing loans	454.76	473.47	480.83	430.10	569.38
Nonperforming assets	295.91	465.35	472.48	117.93	127.20
Total loans	0.94	0.92	0.93	0.94	0.95
Net charge-offs (recoveries) to average loans outstanding	(0.03)	0.03	0.01	0.07	0.07

Capital Ratios:
Shareholders’ equity to total assets	9.51	10.07	9.71	9.95	9.96
Common equity tier 1 capital	13.12	12.90	12.68	12.87	12.97
Tier 1 risk-based capital	14.08	13.87	13.66	13.88	13.99
Total risk-based capital	17.35	17.14	16.95	18.54	19.01
Tier 1 leverage capital	9.96	9.74	9.74	9.72	9.78
Period end tangible equity to period end tangible assets (1)	7.40	7.95	7.59	7.77	7.73
Average shareholders’ equity to average total assets	10.13	9.97	10.02	10.00	9.72

(1)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-9

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2026			2025
Loan Portfolio Composition	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
Real Estate Loans:
Construction	$542,996	$600,080	$641,818	$548,570	$519,528
1-4 Family Residential	724,897	716,099	717,298	724,354	730,061
Commercial Owner-Occupied	360,611	362,390	340,898	319,536	336,278
Commercial Real Estate	2,416,412	2,408,573	2,412,523	2,393,280	2,352,434
Commercial Loans	510,057	467,506	456,896	444,720	429,952
Municipal Loans	367,711	357,568	337,089	346,720	353,324
Loans to Individuals	36,005	37,351	39,639	40,811	43,712
Total Loans	$4,958,689	$4,949,567	$4,946,161	$4,817,991	$4,765,289

Summary of Changes in Allowances:
Allowance for Securities Held to Maturity
Balance at beginning of period	$25	$25	$25	$55	$55
Provision for (reversal of) securities held to maturity	(1)	—	—	(30)	—
Balance at end of period	$24	$25	$25	$25	$55

Allowance for Loan Losses
Balance at beginning of period	$45,595	$45,963	$45,100	$45,294	$44,421
Loans charged-off	(727)	(858)	(680)	(1,115)	(1,335)
Recoveries of loans charged-off	1,044	514	529	327	491
Net loans (charged-off) recovered	317	(344)	(151)	(788)	(844)
Provision for (reversal of) loan losses	946	(24)	1,014	594	1,717
Balance at end of period	$46,858	$45,595	$45,963	$45,100	$45,294

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,669	$3,562	$3,166	$3,149	$3,774
Provision for (reversal of) off-balance-sheet credit exposures	(198)	107	396	17	(625)
Balance at end of period	$3,471	$3,669	$3,562	$3,166	$3,149
Total Allowance for Credit Losses	$50,353	$49,289	$49,550	$48,291	$48,498
Page-10

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2026	2025
Income Statement:
Total interest and dividend income	$313,046	$300,746
Total interest expense	137,727	136,910
Net interest income	175,319	163,836
Provision for (reversal of) credit losses	2,240	2,472
Net interest income after provision for (reversal of) credit losses	173,079	161,364
Noninterest income
Deposit services	18,927	18,023
Net gain (loss) on sale of securities available for sale	—	(24,949)
Gain (loss) on sale of loans	270	318
Trust fees	7,269	5,725
Bank owned life insurance	3,405	2,503
Brokerage services	4,306	3,511
Other	6,156	5,247
Total noninterest income (loss)	40,333	10,378
Noninterest expense
Salaries and employee benefits	71,047	67,457
Net occupancy	10,722	10,786
Advertising, travel & entertainment	3,113	2,781
ATM expense	1,087	1,227
Professional fees	4,492	4,372
Software and data processing	9,565	8,636
Communications	860	1,046
FDIC insurance	2,885	2,822
Amortization of intangibles	362	593
Loss on redemption of subordinated notes	791	—
Other	13,350	14,160
Total noninterest expense	118,274	113,880
Income before income tax expense	95,138	57,862
Income tax expense	17,066	9,629
Net income	$78,072	$48,233
Common Share Data:
Weighted-average basic shares outstanding	29,772	30,229
Weighted-average diluted shares outstanding	29,881	30,316
Common shares outstanding end of period	29,817	30,066
Earnings per common share
Basic	$2.62	$1.59
Diluted	2.61	1.59
Book value per common share	28.27	27.77
Tangible book value per common share	21.50	21.04
Cash dividends paid per common share	1.09	1.08
Selected Performance Ratios:
Return on average assets	1.20%	0.77%
Return on average shareholders’ equity	11.96	7.89
Return on average tangible common equity (1)	15.62	10.59
Average yield on earning assets (FTE) (1)	5.23	5.25
Average rate on interest bearing liabilities	2.90	3.01
Net interest margin (FTE) (1)	2.97	2.92
Net interest spread (FTE) (1)	2.33	2.24
Average earning assets to average interest bearing liabilities	128.36	128.85
Noninterest expense to average total assets	1.82	1.83
Efficiency ratio (FTE) (1)	53.13	53.89
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-11

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2026	2025
Nonperforming Assets:	$15,835	$35,608
Nonaccrual loans	10,304	7,955
Accruing loans past due more than 90 days	5,155	—
Restructured loans	45	27,501
Other real estate owned	331	128
Repossessed assets	—	24

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.21%	0.17%
Ratio of nonperforming assets to:
Total assets	0.18	0.42
Total loans	0.32	0.75
Total loans and OREO	0.32	0.75
Ratio of allowance for loan losses to:
Nonaccruing loans	454.76	569.38
Nonperforming assets	295.91	127.20
Total loans	0.94	0.95
Net charge-offs (recoveries) to average loans outstanding	—	0.06

Capital Ratios:
Shareholders’ equity to total assets	9.51	9.96
Common equity tier 1 capital	13.12	12.97
Tier 1 risk-based capital	14.08	13.99
Total risk-based capital	17.35	19.01
Tier 1 leverage capital	9.96	9.78
Period end tangible equity to period end tangible assets (1)	7.40	7.73
Average shareholders’ equity to average total assets	10.04	9.80

(1) Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-12

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
Loan Portfolio Composition	2026	2025
Real Estate Loans:
Construction	$542,996	$519,528
1-4 Family Residential	724,897	730,061
Commercial Owner-Occupied	360,611	336,278
Commercial Real Estate	2,416,412	2,352,434
Commercial Loans	510,057	429,952
Municipal Loans	367,711	353,324
Loans to Individuals	36,005	43,712
Total Loans	$4,958,689	$4,765,289

Summary of Changes in Allowances:
Allowance for Securities Held to Maturity
Balance at beginning of period	$25	$—
Provision for (reversal of) securities held to maturity	(1)	55
Balance at end of period	$24	$55

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$45,100	$44,884
Loans charged-off	(2,265)	(3,142)
Recoveries of loans charged-off	2,087	1,143
Net loans (charged-off) recovered	(178)	(1,999)
Provision for (reversal of) loan losses	1,936	2,409
Balance at end of period	$46,858	$45,294

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,166	$3,141
Provision for (reversal of) off-balance-sheet credit exposures	305	8
Balance at end of period	$3,471	$3,149
Total Allowance for Credit Losses	$50,353	$48,498
Page-13

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

The tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for more information.

	Three Months Ended
	September 30, 2026			June 30, 2026
	Average Balance	Interest	Average Yield/Rate (3)	Average Balance	Interest	Average Yield/Rate (3)
ASSETS
Loans (1)	$4,920,727	$73,544	5.93%	$4,957,830	$72,431	5.86%
Loans held for sale	770	11	5.67%	537	7	5.23%
Securities:
Taxable investment securities (2)	576,023	4,906	3.38%	576,120	4,686	3.26%
Tax-exempt investment securities (2)	862,086	7,623	3.51%	863,606	7,550	3.51%
Mortgage-backed and related securities (2)	1,493,507	19,698	5.23%	1,480,922	18,462	5.00%
Total securities	2,931,616	32,227	4.36%	2,920,648	30,698	4.22%
Federal Home Loan Bank stock, at cost, and equity investments	53,617	525	3.88%	47,353	215	1.82%
Interest earning deposits	266,270	2,390	3.56%	265,411	2,355	3.56%
Federal funds sold	30,914	285	3.66%	18,830	171	3.64%
Total earning assets	8,203,914	108,982	5.27%	8,210,609	105,877	5.17%
Cash and due from banks	76,097			78,543
Accrued interest and other assets	500,205			512,723
Less: Allowance for loan losses	(46,115)			(46,315)
Total assets	$8,734,101			$8,755,560
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$762,996	3,129	1.63%	$722,198	2,722	1.51%
Certificates of deposit	1,180,291	10,777	3.62%	1,313,089	12,093	3.69%
Interest bearing demand accounts	2,785,106	15,244	2.17%	2,841,740	15,465	2.18%
Total interest bearing deposits	4,728,393	29,150	2.45%	4,877,027	30,280	2.49%
Federal Home Loan Bank borrowings	887,034	9,025	4.04%	828,187	8,248	3.99%
Subordinated notes, net of unamortized debt issuance costs	147,612	2,694	7.24%	147,564	2,686	7.30%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,282	941	6.19%	60,281	922	6.13%
Repurchase agreements	62,237	491	3.13%	76,829	629	3.28%
Other borrowings	466,750	4,273	3.63%	420,660	3,821	3.64%
Total interest bearing liabilities	6,352,308	46,574	2.91%	6,410,548	46,586	2.91%
Noninterest bearing deposits	1,402,569			1,386,072
Accrued expenses and other liabilities	94,604			85,765
Total liabilities	7,849,481			7,882,385
Shareholders’ equity	884,620			873,175
Total liabilities and shareholders’ equity	$8,734,101			$8,755,560
Net interest income (FTE)		$62,408			$59,291
Net interest margin (FTE)			3.02%			2.90%
Net interest spread (FTE)			2.36%			2.26%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities does not include unrealized gains and losses on AFS securities.
(3)Yield/rate includes the impact of applicable derivatives.

Note: As of September 30, 2026 and June 30, 2026, loans totaling $10.3 million and $9.6 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received, when appropriate.

Page-14

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31, 2026			December 31, 2025
	Average Balance	Interest	Average Yield/Rate (3)	Average Balance	Interest	Average Yield/Rate (3)
ASSETS
Loans (1)	$4,879,867	$71,515	5.94%	$4,788,584	$71,616	5.93%
Loans held for sale	792	11	5.63%	675	12	7.05%
Securities:
Taxable investment securities (2)	578,480	4,649	3.26%	593,393	4,835	3.23%
Tax-exempt investment securities (2)	865,279	7,484	3.51%	893,382	7,939	3.53%
Mortgage-backed and related securities (2)	1,418,491	17,908	5.12%	1,284,064	16,493	5.10%
Total securities	2,862,250	30,041	4.26%	2,770,839	29,267	4.19%
Federal Home Loan Bank stock, at cost, and equity investments	21,693	249	4.66%	23,287	441	7.51%
Interest earning deposits	258,860	2,235	3.50%	313,810	3,019	3.82%
Federal funds sold	7,984	71	3.61%	6,906	69	3.96%
Total earning assets	8,031,446	104,122	5.26%	7,904,101	104,424	5.24%
Cash and due from banks	82,443			82,585
Accrued interest and other assets	521,219			508,578
Less: Allowance for loan losses	(45,491)			(45,559)
Total assets	$8,589,617			$8,449,705
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$683,270	2,370	1.41%	$647,035	2,061	1.26%
Certificates of deposit	1,328,312	12,402	3.79%	1,372,879	13,857	4.00%
Interest bearing demand accounts	3,588,863	21,791	2.46%	3,474,451	21,827	2.49%
Total interest bearing deposits	5,600,445	36,563	2.65%	5,494,365	37,745	2.73%
Federal Home Loan Bank borrowings	144,008	975	2.75%	187,725	1,274	2.69%
Subordinated notes, net of unamortized debt issuance costs	195,664	3,577	7.41%	239,648	4,022	6.66%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,280	915	6.16%	60,278	980	6.45%
Repurchase agreements	92,622	784	3.43%	97,637	866	3.52%
Other borrowings	189,444	1,753	3.75%	14,826	193	5.16%
Total interest bearing liabilities	6,282,463	44,567	2.88%	6,094,479	45,080	2.93%
Noninterest bearing deposits	1,363,826			1,423,350
Accrued expenses and other liabilities	82,948			86,863
Total liabilities	7,729,237			7,604,692
Shareholders’ equity	860,380			845,013
Total liabilities and shareholders’ equity	$8,589,617			$8,449,705
Net interest income (FTE)		$59,555			$59,344
Net interest margin (FTE)			3.01%			2.98%
Net interest spread (FTE)			2.38%			2.31%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities does not include unrealized gains and losses on AFS securities.
(3)Yield/rate includes the impact of applicable derivatives.

Note: As of March 31, 2026 and December 31, 2025, loans totaling $9.6 million and $10.5 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received, when appropriate.

Page-15

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	September 30, 2025
	Average Balance	Interest	Average Yield/Rate (3)
ASSETS
Loans (1)	$4,640,220	$70,240	6.01%
Loans held for sale	776	12	6.14%
Securities:
Taxable investment securities (2)	669,712	5,578	3.30%
Tax-exempt investment securities (2)	1,094,978	10,097	3.66%
Mortgage-backed and related securities (2)	1,058,860	14,174	5.31%
Total securities	2,823,550	29,849	4.19%
Federal Home Loan Bank stock, at cost, and equity investments	37,937	374	3.91%
Interest earning deposits	334,523	3,631	4.31%
Federal funds sold	17,546	195	4.41%
Total earning assets	7,854,552	104,301	5.27%
Cash and due from banks	87,815
Accrued interest and other assets	455,884
Less: Allowance for loan losses	(44,476)
Total assets	$8,353,775
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$618,059	1,772	1.14%
Certificates of deposit	1,505,292	15,752	4.15%
Interest bearing demand accounts	3,320,993	21,234	2.54%
Total interest bearing deposits	5,444,344	38,758	2.82%
Federal Home Loan Bank borrowings	298,138	2,847	3.79%
Subordinated notes, net of unamortized debt issuance costs	169,196	2,319	5.44%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,277	1,025	6.75%
Repurchase agreements	75,207	662	3.49%
Other borrowings	35,544	567	6.33%
Total interest bearing liabilities	6,082,706	46,178	3.01%
Noninterest bearing deposits	1,375,075
Accrued expenses and other liabilities	83,601
Total liabilities	7,541,382
Shareholders’ equity	812,393
Total liabilities and shareholders’ equity	$8,353,775
Net interest income (FTE)		$58,123
Net interest margin (FTE)			2.94%
Net interest spread (FTE)			2.26%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities does not include unrealized gains and losses on AFS securities.
(3)Yield/rate includes the impact of applicable derivatives.

Note: As of September 30, 2025, loans totaling $8.0 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received, when appropriate.
Page-16

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30, 2026			September 30, 2025
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,919,624	$217,490	5.91%	$4,595,316	$206,198	6.00%
Loans held for sale	700	29	5.54%	879	39	5.93%
Securities:
Taxable investment securities (2)	576,865	14,241	3.30%	717,887	18,146	3.38%
Tax-exempt investment securities (2)	863,645	22,657	3.51%	1,120,012	30,701	3.66%
Mortgage-backed and related securities (2)	1,464,582	56,068	5.12%	1,034,660	40,737	5.26%
Total securities	2,905,092	92,966	4.28%	2,872,559	89,584	4.17%
Federal Home Loan Bank stock, at cost, and equity investments	41,004	989	3.22%	37,444	1,381	4.93%
Interest earning deposits	263,541	6,980	3.54%	304,730	9,754	4.28%
Federal funds sold	19,327	527	3.65%	29,616	981	4.43%
Total earning assets	8,149,288	318,981	5.23%	7,840,544	307,937	5.25%
Cash and due from banks	79,005			87,305
Accrued interest and other assets	511,279			455,402
Less: Allowance for loan losses	(45,976)			(44,774)
Total assets	$8,693,596			$8,338,477
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$723,113	8,221	1.52%	$602,800	4,652	1.03%
Certificates of deposit	1,273,355	35,272	3.70%	1,416,992	45,063	4.25%
Interest bearing demand accounts	3,068,959	52,500	2.29%	3,345,909	63,717	2.55%
Total interest bearing deposits	5,065,427	95,993	2.53%	5,365,701	113,432	2.83%
Federal Home Loan Bank borrowings	622,465	18,248	3.92%	434,558	12,405	3.82%
Subordinated notes, net of unamortized debt issuance costs	163,437	8,957	7.33%	118,067	4,186	4.74%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,281	2,778	6.16%	60,276	3,054	6.77%
Repurchase agreements	77,118	1,904	3.30%	74,264	1,962	3.53%
Other borrowings	359,967	9,847	3.66%	32,218	1,871	7.76%
Total interest bearing liabilities	6,348,695	137,727	2.90%	6,085,084	136,910	3.01%
Noninterest bearing deposits	1,384,298			1,349,971
Accrued expenses and other liabilities	87,789			85,882
Total liabilities	7,820,782			7,520,937
Shareholders’ equity	872,814			817,540
Total liabilities and shareholders’ equity	$8,693,596			$8,338,477
Net interest income (FTE)		$181,254			$171,027
Net interest margin (FTE)			2.97%			2.92%
Net interest spread (FTE)			2.33%			2.24%
(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities does not include unrealized gains and losses on AFS securities.

Note: As of September 30, 2026 and 2025, loans totaling $10.3 million and $8.0 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received, when appropriate.
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Southside Bancshares, Inc.
Non-GAAP Reconciliation (Unaudited)
(Dollars and shares in thousands, except per share data)
The following tables set forth the reconciliation of return on average shareholders’ equity to return on average tangible common equity, book value per share to tangible book value per share, net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for interest earned on tax-exempt assets such as municipal loans and investment securities, along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE) for the applicable periods presented.

	Three Months Ended					Nine Months Ended
	2026			2025		2026	2025
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$27,976	$26,837	$23,259	$20,987	$4,913	$78,072	$48,233
After-tax amortization expense	86	96	104	117	136	286	469
Adjusted net income available to common shareholders	$28,062	$26,933	$23,363	$21,104	$5,049	$78,358	$48,702
Average shareholders' equity	$884,620	$873,175	$860,380	$845,013	$812,393	$872,814	$817,540
Less: Average intangibles for the period	(201,832)	(201,949)	(202,078)	(202,217)	(202,380)	(201,952)	(202,576)
Average tangible shareholders' equity	$682,788	$671,226	$658,302	$642,796	$610,013	$670,862	$614,964
Return on average shareholders’ equity	12.55%	12.33%	10.96%	9.85%	2.40%	11.96%	7.89%
Return on average tangible common equity	16.31%	16.09%	14.39%	13.03%	3.28%	15.62%	10.59%

Reconciliation of book value per share to tangible book value per share:
Common equity at end of period	$842,884	$882,464	$854,862	$847,615	$834,850	$842,884	$834,850
Less: Intangible assets at end of period	(201,766)	(201,875)	(201,996)	(202,128)	(202,277)	(201,766)	(202,277)
Tangible common shareholders' equity at end of period	$641,118	$680,589	$652,866	$645,487	$632,573	$641,118	$632,573
Total assets at end of period	$8,865,058	$8,763,714	$8,802,182	$8,514,590	$8,383,160	$8,865,058	$8,383,160
Less: Intangible assets at end of period	(201,766)	(201,875)	(201,996)	(202,128)	(202,277)	(201,766)	(202,277)
Tangible assets at end of period	$8,663,292	$8,561,839	$8,600,186	$8,312,462	$8,180,883	$8,663,292	$8,180,883
Period end tangible equity to period end tangible assets	7.40%	7.95%	7.59%	7.77%	7.73%	7.40%	7.73%
Common shares outstanding end of period	29,817	29,803	29,752	29,723	30,066	29,817	30,066
Tangible book value per common share	$21.50	$22.84	$21.94	$21.72	$21.04	$21.50	$21.04

Reconciliation of efficiency ratio to efficiency ratio (FTE), net interest margin to net interest margin (FTE) and net interest spread to net interest spread (FTE):
Net interest income (GAAP)	$60,296	$57,334	$57,689	$57,248	$55,718	$175,319	$163,836
Tax-equivalent adjustments:
Loans	629	550	538	545	553	1,717	1,699
Tax-exempt investment securities	1,483	1,407	1,328	1,551	1,852	4,218	5,492
Net interest income (FTE) (1)	62,408	59,291	59,555	59,344	58,123	181,254	171,027
Noninterest income	13,733	14,004	12,596	5,578	(11,990)	40,333	10,378
Nonrecurring income (2)	—	(543)	(47)	7,066	24,395	(590)	24,949
Total revenue	$76,141	$72,752	$72,104	$71,988	$70,528	$220,997	$206,354
Noninterest expense	$39,022	$38,676	$40,576	$37,477	$37,534	$118,274	$113,880
Pre-tax amortization expense	(109)	(121)	(132)	(149)	(172)	(362)	(593)
Nonrecurring expense (3)	334	(26)	(799)	306	14	(491)	(2,077)
Adjusted noninterest expense	$39,247	$38,529	$39,645	$37,634	$37,376	$117,421	$111,210
Efficiency ratio	53.02%	54.42%	56.44%	53.85%	54.87%	54.60%	55.84%
Efficiency ratio (FTE) (1)	51.55%	52.96%	54.98%	52.28%	52.99%	53.13%	53.89%
Average earning assets	$8,203,914	$8,210,609	$8,031,446	$7,904,101	$7,854,552	$8,149,288	$7,840,544
Net interest margin	2.92%	2.80%	2.91%	2.87%	2.81%	2.88%	2.79%
Net interest margin (FTE) (1)	3.02%	2.90%	3.01%	2.98%	2.94%	2.97%	2.92%
Net interest spread	2.26%	2.17%	2.28%	2.21%	2.14%	2.24%	2.12%
Net interest spread (FTE) (1)	2.36%	2.26%	2.38%	2.31%	2.26%	2.33%	2.24%
(1)These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.
(2)These adjustments may include net gain or loss on sale of securities available for sale, BOLI income related to death benefits realized and other investment income or loss in the periods where applicable.
(3)These adjustments may include loss on redemption of subordinated notes, foreclosure expenses, branch closure expenses and other miscellaneous expense, in the periods where applicable.
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